UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2021

NOV INC.

(Exact name of registrant specified in its charter)

Delaware	1-12317	76-0475815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7909 Parkwood Circle Drive

Houston, Texas 77036

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (713) 346-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NOV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In February 2022, the Compensation Committee (the “Committee”) of NOV Inc.’s (the “Company”) Board of Directors will consider approval of the 2022 Incentive Compensation Plan (the “2022 ICP”) which will govern the terms of annual cash incentive awards granted to eligible employees of the Company. Each year, the Committee establishes the target annual incentive opportunity for each named executive officer as a specified percentage of his or her base salary. The purposes of the 2022 ICP are to maintain a competitive level of total cash compensation and to align the interests of the Company’s executives and other employees with those of the Company’s shareholders and with the strategic objectives of the Company.

In connection with the restructuring of the 2022 ICP, the Company’s named executive officers have recommended the following changes to their target annual incentive opportunity for 2022, which the Committee agreed to adopt for the 2022 ICP on June 16, 2021:

	Annual Target Bonus Opportunity (As Percent of Salary)
Name	2021	2022
Clay C. Williams	140%	125%
Jose A. Bayardo	95%	85%
Joseph W. Rovig	95%	85%
Craig L. Weinstock	95%	85%
Scott K. Duff	90%	80%

No other changes have been made to the compensation arrangements of the Company’s named executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

NOV INC.

By:	/s/ Brigitte M. Hunt
Brigitte M. Hunt
Vice President

Date: June 17, 2021